Exhibit 99.1

NewLink Genetics Awarded $25 Million Contract from BARDA for Investigational Ebola Zaire Vaccine (V920)

AMES, Iowa, October 4, 2016 -- NewLink Genetics Corporation (NASDAQ:NLNK), announced today that the Biomedical Advanced Research and Development Authority (BARDA) of the United States Department of Health and Human Services (HHS) has issued a $24.8 million contract to a subsidiary of NewLink Genetics to support the advanced development of the investigational rVSV∆G-ZEBOV GP (Ebola Zaire) vaccine candidate, designated V920.

The new award includes an additional $51 million of contract options which may be exercised by BARDA. BARDA has previously awarded $76.8 million in contracts for development of V920. The new funding is in support of manufacturing facility readiness, manufacturing process qualification activities, and additional clinical trials to support regulatory approval of the V920 vaccine.

Merck (NYSE:MRK), known as MSD outside the United States and Canada, has the exclusive worldwide license for research, development, manufacturing and distribution of the rVSV∆G-ZEBOV GP (Ebola Zaire) vaccine. In July 2016, the two companies reported on two key regulatory milestones for V920. The U.S Food and Drug Administration (FDA) granted the V920 Breakthrough Therapy Designation, and the European Medicines Agency (EMA), PRIME (PRIority MEdicines) status.

“This new contract issued by BARDA will enable accelerated full-scale production of V920, once it is approved, and is a critical step in helping to make this vaccine available to the health care community as they work to control epidemics and protect medical workers and others at high risk," said Thomas P. Monath, MD, Chief Scientific Officer and Chief Operating Officer of the Infectious Disease Division of NewLink Genetics.

The rVSV∆G-ZEBOV GP (Ebola Zaire) vaccine candidate was originally engineered by scientists at the Public Health Agency of Canada (PHAC) and was subsequently licensed to NewLink Genetics. In late 2014, Merck licensed the vaccine from NewLink Genetics to apply Merck's vaccine expertise to help accelerate the development of this vaccine candidate. Merck is responsible for and involved in the research, development, manufacturing, distribution and regulatory efforts in support of V920. Clinical studies of the vaccine candidate are ongoing.

About NewLink Genetics Corporation
NewLink Genetics is a biopharmaceutical company focused on discovering, developing and commercializing novel immuno-oncology products to improve treatment options for patients with cancer. NewLink Genetics’ portfolio includes biologic and small-molecule immunotherapy product candidates intended to treat a wide range of oncology indications. NewLink Genetics’ product candidates are designed to harness multiple components of the immune system to combat cancer without significant incremental toxicity, either as a monotherapy or in combination with other treatment regimens. For more information, please visit http://www.newlinkgenetics.com.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements of NewLink Genetics that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this press release are forward-looking statements, within the meaning of The Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “target,” “potential,” “will,” “could,” “should,” “seek” or the negative of these terms or other similar expressions are intended to identify forward-looking statements, although

Exhibit 99.1

not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, enrollment in or results of its clinical trials for product candidates; its timing of release of data from ongoing clinical studies; and any other statements other than statements of historical fact. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that NewLink Genetics makes due to a number of important factors, including those risks discussed in “Risk Factors” and elsewhere in NewLink Genetics’ Annual Report on Form 10-K for the year ended December 31, 2015 and other reports filed with the U.S. Securities and Exchange Commission (SEC). The forward-looking statements in this press release represent NewLink Genetics’ views as of the date of this press release. NewLink Genetics anticipates that subsequent events and developments will cause its views to change. However, while it may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing NewLink Genetics’ views as of any date subsequent to the date of this press release.
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(515) 598-2561
Investor@linkp.com

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